EXHIBIT 10.31

AGREEMENT

THIS AGREEMENT made as of the 25th day of October, 2012.

B E T W E E N:

Oppenheimer Holdings Inc., a Delaware corporation (hereinafter referred to as the “Corporation”)

- and -

[•],

(hereinafter referred to as the “Indemnified Party”)

WHEREAS:

A.	WHEREAS, highly competent persons have become more reluctant to serve on the board of directors of corporations as independent directors unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

B.	WHEREAS, the Corporation maintains on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities, the Certificate of Incorporation of the Corporation (the “Certificate”) and By-laws of the Corporation (the “By-Laws”) each requires indemnification of the directors, and Indemnified Party may also be entitled to indemnification pursuant to the Delaware General Corporation Law, as amended (the “DGCL”);

C.	WHEREAS, Section 145 of the DGCL (a copy of which is attached hereto as Exhibit A) expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and members of the Board of Directors of the Corporation (the “Board”), and other persons with respect to indemnification;

D.	WHEREAS, the Board has determined that the increased difficulty in attracting and retaining independent directors, which is a result of the uncertainties relating to insurance and statutory indemnification, is detrimental to the best interests of the Corporation’s stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future;

E.	WHEREAS, the Board has determined that it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance expenses on behalf of, the Indemnified Party to the fullest extent permitted by applicable law so that he will serve or continue to serve the Corporation free from undue concern that he will not be so indemnified;

F.	WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate, By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnified Party thereunder; and

G.	WHEREAS, Indemnified Party may not be willing to continue to serve as a director without the protection of a contractual obligation on the part of the Corporation to indemnify Indemnified Party, and the Corporation desires Indemnified Party to serve in such capacity. Indemnified Party is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be indemnified as set forth in this Agreement.

NOW THEREFORE in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by each of the parties hereto), and in consideration of the Indemnified Party’s consenting to continue to act as a director and officer of the Corporation or, at the request of the Corporation, consenting to act as a director or officer or a person acting in a similar capacity of any other entity, the parties hereby agree each with the others as follows:

1.	Definitions

1.1	“After-Tax Basis” means in connection with an indemnity payment (the “initial payment”) to the Indemnified Party that in addition to the initial payment the Corporation shall pay the Indemnified Party an additional amount (the “gross-up amount”) such that (i) the initial payment, plus (ii) the gross-up amount, less (iii) any increase in the federal, state or local income taxes actually payable by the Indemnified Party as a result of its receipt of the initial payment and the gross-up amount, and taking into account the tax effect (including any tax savings) resulting from the events or payments giving rise to the initial payment, shall equal the initial payment. For purposes of determining the gross-up amount, the Indemnified Party shall not be required to disclose his or her personal financial information, but may tender a certificate of a certified public accountant stating that such accountant has reviewed the tax position of the Indemnified Party and calculated on a pro forma basis the gross-up amount required to make the Indemnified Party whole in accordance with this Agreement.

1.2	“Corporate Status” describes the status of a person who is or was a director, employee or agent of the Corporation or its successors or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation or its successors.

1.3	“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) any federal, state, local or foreign taxes imposed on Indemnified Party as a result of the actual or deemed receipt of any payments under this Agreement, (iii) all interest, assessments and other charges paid or payable in connection with or in respect of the Expenses, and (iv) for purposes of Section 2.9 only, Expenses incurred by Indemnified Party in connection with the interpretation, enforcement or defense of Indemnified Party’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnified Party or the amount of judgments or fines against Indemnified Party.

1.4	“Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnified Party was, is or will be involved as a party or otherwise by reason of the fact that Indemnified Party is or was a director of the Corporation, by reason of any action taken by him or of any action on his part while acting as director of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; except one initiated by an Indemnified Party to enforce his rights under this Agreement.

1.5	References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in the best interests of the Corporation as referred to in this Agreement.

2.	Indemnification

2.1	The Corporation shall indemnify, on an After-Tax Basis, the Indemnified Party and the Indemnified Party’s heirs and legal representatives in accordance with the provisions of this Section 2 if Indemnified Party is, or is threatened to be made, a party to or a participant in any Proceeding to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnified Party or on his behalf in connection with such Proceeding or any claim, issue or matter therein; provided that it is determined (in accordance with Section 2.9) in the specific case that indemnification of such person is permissible under the circumstances because such person has met the standard of conduct for indemnification specified in Section 145 of the DGCL.

2.2	Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnified Party is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify, on an After-Tax Basis, Indemnified Party against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnified Party is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify, on an After-Tax Basis, Indemnified Party against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnified Party is not wholly successful in such Proceeding, the Corporation also shall indemnify, on an After-Tax Basis, Indemnified Party against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnified Party was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.3	Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnified Party is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnified Party is not a party, he shall be indemnified, on an After-Tax Basis, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

2.4	Notwithstanding any limitation in Section 2.2 or Section 2.3, the Corporation shall indemnify, on an After-Tax Basis, Indemnified Party to the fullest extent permitted by applicable law if Indemnified Party is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement (provided however, that any such settlement was made in accordance with Section 2.10 hereunder) actually and reasonably incurred by Indemnified Party in connection with the Proceeding.

(a)	For purposes of Section 2.4, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)	to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

(ii)	to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors.

2.5	The Corporation may advance moneys to the Indemnified Party, and the Indemnified Party’s heirs and legal representatives, for costs, charges and expenses of a Proceeding upon (i) receipt of a written affirmation of Indemnified Party’s good faith belief that he has met the standard of conduct prescribed by the DGCL; (ii) receipt of an undertaking of Indemnified Party to repay the amount paid by the Corporation if it is ultimately determined that Indemnified Party is not entitled to indemnification by the Corporation; and (iii) a determination (made in accordance with Section 2.9) that the facts then known to those making the determination would not preclude indemnification under the DGCL. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnified Party’s ability to repay the expenses and without regard to Indemnified Party’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. This Section 2.5 shall not apply to any claim made by Indemnified Party for which indemnity is excluded pursuant to Section 4. The Indemnified Party and the Indemnified Party’s heirs and legal representatives shall repay such moneys if the Indemnified Party does not meet the standard of conduct prescribed by the DGCL.

2.6	All Expenses to be paid by the Corporation to the Indemnified Party hereunder will be paid promptly by the Corporation as they are incurred or, at the request of the Indemnified Party, advanced on behalf of the Indemnified Party against delivery of invoices therefor (prior to an ultimate determination as to whether the Indemnified Party is entitled to be indemnified by the Corporation on account thereof); and, in any event, within thirty (30) days of receipt by the Corporation of the invoices therefor; provided, however, that if it shall ultimately be determined by final decision of a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified on account of any Expenses for which the Indemnified Party has received payment or reimbursement, the Indemnified Party shall repay such amount to the Corporation within ninety (90) days of receipt by the Indemnified Party of an accounting in writing from the Corporation of the amount owing.

2.7	Any indemnification to be made to the Indemnified Party under this Agreement shall not be affected by any remuneration that the Indemnified Party shall have received, or to which the Indemnified Party may be entitled, at any time for acting as a director or officer of the Corporation or, at the request of the Corporation, as a director or officer, or as an individual acting in a similar capacity, of another entity.

2.8	The termination of any Proceeding by judgment, order, or settlement will not, of itself, create any presumption that the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation, or entity and, with respect to any criminal or administrative action or proceeding that is enforced by monetary penalty the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

2.9	The determination on behalf of the Corporation that the Indemnified Party is not entitled to be indemnified under this Agreement, the DGCL or the Certificate or the By-laws against Expenses reasonably incurred shall be made by independent legal counsel selected mutually by the Corporation and the Indemnified Party. If the Corporation and the Indemnified Party cannot agree as to an independent legal counsel to make such determination within 45 days of the Corporation notifying the Indemnified Party of its decision that the Indemnified Party is not entitled to indemnification or, if independent legal counsel selected in accordance herewith fails to make a determination as to the right of the Indemnified Party to indemnification hereunder within 45 days of the selection of the independent counsel, the Indemnified Party or the Corporation shall have the right to apply to a court of competent jurisdiction for such a determination While any determination is being made, the Indemnified Party shall be entitled to indemnification in accordance with this Agreement, the DGCL, the Certificate or the By-laws. Notwithstanding any such determination, unless made by a court of competent jurisdiction, the right of the Indemnified Party to indemnification or advances of costs, charges and expenses as provided in the Agreement, the DGCL, the Certificate or the By-laws shall be enforceable by the Indemnified Party in any court of competent jurisdiction. The burden of proving that the Indemnified Party is not entitled to indemnification under this Agreement, the DGCL, the Certificate or the By-laws shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances because the Indemnified Party has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnified Party has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the Indemnified Party has not met the applicable standard of conduct. Costs and expenses, including legal fees, reasonably incurred by the Indemnified Party in connection with establishing the Indemnified Party’s right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

2.10	The Indemnified Party shall give prompt written notice to the Corporation of any Proceeding with respect to which the Indemnified Party seeks indemnification and, unless a conflict of interest exists between the Indemnified Party and the Corporation with respect to such Proceeding, the Indemnified Party shall permit the Corporation to assume the defense of such claim or action with counsel of its choice. Whether or not such defense is assumed by the Corporation, the Corporation will not be subject to any liability for any settlement made without its consent. The Corporation, if it assumes such defense, will not consent to any judgment or order or enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such Proceeding. If the Corporation is not entitled to, or does not elect to assume the defense of a claim, action or proceeding, the Corporation will not be obligated to pay the costs, fees and expenses of more than one counsel (which for these purposes includes a legal firm) for the Indemnified Party and any other directors or officers of the Corporation who are indemnified pursuant to similar indemnity agreements with respect to such Proceeding, unless a conflict of interest shall exist between the Indemnified Party and any other indemnified party with respect to such Proceeding, in which event the Corporation will be obligated to pay the fees and expenses of an additional counsel for each indemnified party or group of indemnified parties with whom a conflict of interest exists. In addition, the Indemnified Party shall give the Corporation such information and co-operation regarding such Proceeding as it may reasonably require and as shall be within the Indemnified Party’s power.

2.11	The Corporation’s obligation to indemnify the Indemnified Party hereunder is in addition to any other rights to which the Indemnified Party may be otherwise entitled by operation of law, the Certificate, the By-laws, a vote of the Corporation’s stockholders or directors or otherwise and will be available to the Indemnified Party whether or not the claim asserted against the Indemnified Party is based on matters which occurred before the date of this Agreement. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnified Party under this Agreement in respect of any action taken or omitted by such Indemnified Party. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, By-laws and this Agreement, it is the intent of the parties hereto that Indemnified Party shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy

3.	Directors & Officers Insurance

3.1	The Corporation hereby represents and warrants that Exhibit A contains a complete list of the policies of directors’ and officers’ liability insurance purchased by the Corporation, together with the amounts and deductibles related thereto, and that such policies are in full force and effect.

3.2	The Corporation hereby covenants and agrees that, so long as the Indemnified Party shall continue to serve as a director or officer of the Corporation or, to the extent applicable, as a director or officer of a subsidiary of the Corporation, and thereafter so long as the Indemnified Party shall be subject to any possible claim or threatened, pending or completed Proceeding, by reason of the fact that the Indemnified Party was a director or officer of the Corporation or, to the extent applicable, a director or officer of a subsidiary of the Corporation, the Corporation shall maintain in full force and effect directors’ and officers’ liability insurance as set forth in Exhibit B or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the policies identified in Exhibit B.

3.3	In all policies of directors’ and officers’ insurance maintained by the Corporation, the Indemnified Party shall be named as an insured in such manner as to provide the Indemnified Party the same rights and benefits, subject to the same limitations, as are accorded to the Corporation’s directors or officers most favourably insured by such policy.

3.4	The Corporation shall have no obligation to maintain directors’ and officers’ insurance if the Corporation determines in good faith that such insurance is not reasonably available. For purposes of this determination, premium costs for such insurance up to 135% of the premium costs for the preceding policy year for directors’ and officers’ insurance shall be deemed to be insurance that is reasonably available. The limits of liability and applicable retention amounts for the current directors’ and officers’ insurance policy are listed in Exhibit B. To the extent that the Corporation determines in good faith that such insurance is not reasonably available it will notify each director and officer of the Corporation, to the extent practicable, at least ten business days prior to the expiration of the current policy.

4.	Exceptions

4.1	Any other provision herein to the contrary notwithstanding, pursuant to the terms of this Agreement the Corporation shall not be obligated:

(a)	To indemnify or advance expenses to the Indemnified Party with respect to Proceedings initiated or brought voluntarily by the Indemnified Party and not by way of defense, unless (i) the Proceedings were brought to establish or enforce a right to indemnification under this Agreement, the DGCL or any other statute or law, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law; or

(b)	To indemnify the Indemnified Party for any expenses incurred by the Indemnified Party with respect to any claim, action or proceeding instituted to enforce or interpret this Agreement, if a court of competent jurisdiction determines that any of the material assertions made by the Indemnified Party in such Proceedings was not made in good faith or was frivolous; or

(c)	To indemnify the Indemnified Party for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnified Party of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Corporation by the Indemnified Party of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnified Party from the sale of securities of the Corporation, as required in each case under the Exchange Act; or

(d)	To indemnify the Indemnified Party for expenses or liabilities of any type whatsoever which have been paid directly to the Indemnified Party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Corporation, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.

5.	General

5.1	Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any action in violation of applicable law. The Corporation’s inability, pursuant to applicable law or court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

5.2	This Agreement may not be assigned by the Corporation, and shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

5.3	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

5.4	To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnified Party for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnified Party, shall contribute to the amount incurred by Indemnified Party, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnified Party as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnified Party in connection with such event(s) and/or transaction(s).

5.5	This Agreement may be executed in one or more counterparts and by facsimile or other electronic transmission, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

5.6	This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries) and Indemnified Party. Indemnified Party acknowledges that he may be removed as a director at any time in accordance with the Certificate, the By-laws, and the DGCL.

5.7	The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and this Agreement shall be construed as if such invalid or unenforceable provision or covenant were omitted.

5.8	In this Agreement where the context so requires words importing number shall include the singular and plural, words importing gender shall include the masculine, feminine and neuter genders and words importing persons shall include firms and corporations and vice versa.

5.9	No supplement, modification or amendment of this Agreement shall be binding unless (i) executed in writing by the parties thereto or (ii) a majority of disinterested (as defined by the rules of the New York Stock Exchange) directors adopts such supplement, modification or amendment at a meeting duly convened for that purpose and outside the presence of any director who is a member of management of the Corporation. To the extent that any supplement, modification or amendment of this Agreement is made pursuant to (ii) above, such supplement, modification or amendment shall be binding on each current director of the Corporation (whether disinterested or not) at the time of such supplement, modification or amendment. In no event shall any such supplement modification or amendment be made retroactive to any prior period. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

5.10	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate and the By-laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnified Party thereunder.

5.11	All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile or other electronic transmission, with receipt of oral confirmation that such transmission has been received:

(a)	If to Indemnified Party, at the address indicated on the signature page of this Agreement, or such other address as Indemnified Party shall provide to the Corporation.

(b)	If to the Corporation to:

Oppenheimer & Co. Inc.

85 Broad Street

22nd Floor

New, York, NY 10004

U.S.A.

Attention: Chief Executive Officer

With a copy (at the same address) to: General Counsel

or to any other address as may have been furnished to Indemnified Party by the Corporation.

IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the day and year first above written.

Name:

OPPENHEIMER HOLDINGS INC.

By:
Name: Title:

EXHIBIT A

§ 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

8 Del. C. 1953, § 145; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 6; 57 Del. Laws, c. 421, § 2; 59 Del. Laws, c. 437, § 7; 63 Del. Laws, c. 25, § 1; 64 Del. Laws, c. 112, § 7; 65 Del. Laws, c. 289, §§ 3-6; 67 Del. Laws, c. 376, § 3; 69 Del. Laws, c. 261, §§ 1, 2; 70 Del. Laws, c. 186, § 1; 71 Del. Laws, c. 120, §§ 3-11; 77 Del. Laws, c. 14, § 3; 77 Del. Laws, c. 290, §§ 5, 6; 78 Del. Laws, c. 96, § 6.;

EXHIBIT B

Insurer	Aggregate Limit of Liability*	Retention (Each Loss)
Chartis	$10,000,000	$2,500,000 Securities Claims
		$2,500,000 EPLI Claims
		$0 Non-Indemnification Loss
		$2,500,000 Indemnifiable Loss
		$2,500,000 All Other Claims
Chubb	$5,000,000 excess $10,000,000
CNA	$5,000,000 excess $15,000,000
Ace	$5,000,000 excess $20,000,000
Freedom (Nationwide)	$5,000,000 excess $25,000,000
XL Specialty	$2,500,000	Excess Side-A Difference-in-Conditions (DIC)

Total	$32,500,000

*	Inclusive of Defense Costs, Charges & Expenses